Exhibit 99.1

Bruker Reports Fourth Quarter and

Fiscal Year 2015 Financial Results

•                  Fiscal Year 2015 (FY-15) GAAP EPS grows 82% year-over-year to $0.60

•                  FY-15 non-GAAP operating margin increases 310 basis points year-over-year to 13.3%

•                  FY-15 non-GAAP EPS grows 19% year-over-year to $0.89

•                  FY-15 free cash flow more than doubles to $195 million

BILLERICA, Mass. — February 10, 2016 — Bruker Corporation (NASDAQ: BRKR) today reported financial results for its fourth quarter ended December 31, 2015.

Bruker’s revenues for the fourth quarter of 2015 were $478.2 million, a decline of 5.9 percent compared to revenues of $508.0 million in the fourth quarter of 2014.  Excluding a 0.6 percent net negative effect from acquisitions & divestitures, and a 7.8 percent negative effect from changes in foreign exchange rates, Bruker reported year-over-year organic revenue growth of 2.5 percent for the fourth quarter of 2015.

Fourth quarter 2015 GAAP earnings per diluted share (EPS) were $0.36, compared to GAAP EPS of $0.15 in the fourth quarter of 2014.  Bruker reported fourth quarter 2015 non-GAAP EPS of $0.38, an increase of 27 percent compared to non-GAAP EPS of $0.30 in the fourth quarter of 2014.  The Company generated $138.2 million in free cash flow in the fourth quarter of 2015, a $76.0 million increase from free cash flow of $62.2 million in the fourth quarter of 2014.  A reconciliation of GAAP to non-GAAP financial measures is provided in the financial tables accompanying this press release.

For the full year 2015, Bruker’s revenues declined 10.2 percent to $1.62 billion, compared to $1.81 billion for 2014.  Excluding a 2.1 percent net negative effect from acquisitions & divestitures, and a 10.2 percent negative effect from changes in foreign exchange rates, Bruker reported year-over-year organic revenue growth of 2.1% percent for 2015.

Bruker reported GAAP EPS of $0.60 for the full year 2015, compared to $0.33 for 2014.  Non-GAAP EPS for 2015 were $0.89, a 19 percent increase compared to non-GAAP EPS of $0.75 for 2014.  For 2015, Bruker reported $195.0 million in free cash flow, compared to $80.5 million in 2014.

“Our performance improvements in 2015 are clear evidence that the initiatives we have implemented over the past three years are beginning to make Bruker a stronger and more profitable company,” said Frank Laukien, President & CEO of Bruker.  “During 2015, we increased our non-GAAP operating margin by more than 300 basis points, we more than doubled our free cash flow, and our return on invested capital (RoIC) reached 21.8 percent, despite currency headwinds and weak demand in some of our markets.  Our three-year transformation has enabled us to strengthen our portfolio, lower our fixed costs, reduce our working capital, reinvest in profitable growth opportunities, and improve our processes and systems.

Dr. Laukien continued: “As we look ahead to 2016, we believe we can further improve our profitability by strengthening our commercial practices, implementing lean manufacturing and expanding our outsourcing programs.  We also will continue to invest in new products and expand into adjacent markets that we believe will generate profitable revenue growth in the future.  With a stronger foundation now in place, we expect to deliver gradually accelerating organic revenue growth, further margin increases, and improvements in our working capital ratio in 2016.”

2016 Financial Outlook

For the full year 2016, Bruker expects organic revenue growth of approximately 3 percent.  The Company expects to increase its 2016 non-GAAP operating profit margin by approximately 100 basis points year-over-year.  With an assumed 2016 non-GAAP tax rate range of 25%-28%, Bruker expects non-GAAP earnings per share to be between $0.97 and $1.02 in 2016.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters at 4:45 p.m. Eastern Standard Time today. To listen to the webcast, investors can go to http://ir.bruker.com and click on the “Events & Presentations” hyperlink.  A slide presentation that will be referenced during the webcast will be posted to the Company’s website shortly before the webcast begins.  Investors can also listen to the earnings webcast via telephone by dialing 1-866-777-2509 or +1-412-317-5413, and referencing “Bruker’s Fourth Quarter and Full Year 2015 Earnings Conference Call”.  A telephone replay of the conference call will be available by dialing 1-877-344-7529 or +1-412-317-0088 and entering conference number: 10080524.  The replay will be available beginning one hour after the end of the conference through February 17, 2016.

About Bruker Corporation

For more than 50 years, Bruker has enabled scientists to make breakthrough discoveries and develop new applications that improve the quality of human life.  Bruker’s high-performance scientific research instruments and high-value analytical solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels.

In close cooperation with our customers, Bruker is enabling innovation, productivity and customer success in life science molecular research, in applied and pharma applications, and in microscopy, nano-analysis and industrial applications, as well as in cell biology, preclinical imaging, clinical research, microbiology and molecular diagnostics.  For more information, please visit:  http://www.bruker.com.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used by Bruker Corporation in this press release are non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating margin; non-GAAP interest and other income (expense) net; non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income; non-GAAP earnings per share; return on invested capital; and free cash flow.  These non-GAAP measures exclude costs related to restructuring costs, acquisition and related integration expenses, amortization of acquired intangible assets and other costs that are non-recurring in nature. There are limitations in using non-GAAP financial measures as they are not prepared in accordance with U.S. generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.

We believe that the non-GAAP financial measures provide useful and supplementary information to investors regarding our quarterly and annual performance.  It is our belief that these non-GAAP financial measures are particularly important as Bruker implements restructuring initiatives to expand operating margins.  The financial impact of these activities, particularly restructuring activities, can be large and may adversely affect the comparability of our results from period-to-period.  We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment.  We believe free cash flow is a useful measure to evaluate our business as it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, strategic acquisitions, investments in our business, and repayment of debt.  We define return on invested capital (RoIC) as non-GAAP operating profit after income tax and minority interest divided by average total capital, which we define as debt plus equity minus cash.  We believe that RoIC is an important measure for how effectively the Company invests its capital.

We regularly use non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions.  We also measure our employees and compensate them, in part, based on such non-GAAP measures.  For the same reasons, we also use this information for our forecasting activities.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures.  They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results.  Investors are encouraged to review the reconciliation of the financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Forward Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, our ability to successfully implement our restructuring initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, changes in governmental regulations, realization of anticipated benefits from economic stimulus programs, intellectual property rights, litigation, exposure to foreign currency fluctuations and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2014 and subsequently filed Quarterly Reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contacts:

Joshua Young

Vice President, Investor Relations & Corporate Development

Bruker Corporation

T: +1 (978) 667 — 9580, ext. 1479

joshua.young@Bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	December 31,	December 31,
(in millions)	2015	2014

ASSETS

Current assets:
Cash and cash equivalents	$267.1	$319.5
Short-term investments	201.2	178.0
Accounts receivable, net	234.7	293.2
Inventories	422.0	477.4
Other current assets	106.6	98.2
Total current assets	1,231.6	1,366.3

Property, plant and equipment, net	231.1	249.9
Intangibles, net and other long-term assets	268.2	248.6

Total assets	$1,730.9	$1,864.8

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$0.7	$0.8
Accounts payable	72.1	76.0
Customer advances	178.3	189.5
Other current liabilities	303.5	316.4
Total current liabilities	554.6	582.7

Long-term debt	266.0	354.2
Other long-term liabilities	177.4	156.2

Total shareholders’ equity	732.9	771.7

Total liabilities and shareholders’ equity	$1,730.9	$1,864.8

FOR FURTHER INFORMATION:	Joshua Young, Vice President of Investor Relations
Tel: +1 (978) 663-3660, ext. 1479
Email: Joshua.Young@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions, except per share amounts)	2015	2014	2015	2014

Revenues	$478.2	$508.0	$1,623.8	$1,808.9
Cost of revenues	266.7	292.2	915.2	1,045.6

Gross profit	211.5	215.8	708.6	763.3

Operating expenses:
Selling, general and administrative	103.0	118.5	392.2	451.0
Research and development	36.7	41.6	145.7	174.2
Impairment of assets	0.3	4.6	4.6	11.5
Other charges, net	0.8	6.6	20.4	21.2
Total operating expenses	140.8	171.3	562.9	657.9

Operating income	70.7	44.5	145.7	105.4

Interest and other income (expense), net	(3.4)	(1.0)	(17.7)	(4.1)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	67.3	43.5	128.0	101.3
Income tax provision	5.3	17.0	23.1	41.7

Consolidated net income	62.0	26.5	104.9	59.6
Net income attributable to noncontrolling interests in consolidated subsidiaries	0.6	0.4	3.3	2.9
Net income attributable to Bruker Corporation	$61.4	$26.1	$101.6	$56.7

Net income per common share attributable to Bruker Corporation shareholders:
Basic	$0.37	$0.16	$0.60	$0.34
Diluted	$0.36	$0.15	$0.60	$0.33

Weighted average common shares outstanding:
Basic	167.8	168.2	168.2	167.8
Diluted	168.7	169.6	169.1	169.5

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2015	2014	2015	2014
Cash flows from operating activities:
Consolidated net income	$62.0	$26.5	104.9	$59.6
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	13.3	12.1	53.3	59.7
Write-down of demonstration inventories to net realizable value	4.4	5.6	19.4	28.2
Stock-based compensation expense	2.2	2.3	8.0	9.4
Deferred income taxes	(28.3)	(9.2)	(29.4)	(9.2)
Loss (gain) on disposal of product line	—	0.7	0.2	(8.3)
Impairment and other non-cash expenses, net	17.0	3.1	26.5	14.2
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	7.3	(36.0)	45.0	(14.5)
Inventories	35.3	51.5	(5.4)	4.6
Accounts payable and accrued expenses	7.8	(15.7)	12.6	9.0
Income taxes payable, net	27.2	20.4	22.7	5.6
Deferred revenue	5.0	10.7	3.8	12.9
Customer advances	11.1	(13.1)	1.4	(48.2)
Other changes in operating assets and liabilities, net	(14.7)	10.4	(33.8)	(8.7)
Net cash provided by operating activities	149.6	69.3	229.2	114.3

Cash flows from investing activities:
Purchases of short-term investments	(81.4)	(90.8)	(159.4)	(211.6)
Maturities of short-term investments	77.4	19.0	118.7	19.0
Cash paid for acquisitions, net of cash acquired	(28.6)	—	(28.6)	(3.9)
Proceeds from disposal of product line	0.2	12.5	0.2	25.3
Purchases of property, plant and equipment	(11.4)	(7.1)	(34.2)	(33.8)
Proceeds from sales of property, plant and equipment	0.2	0.2	0.9	3.1
Net cash used in investing activities	(43.6)	(66.2)	(102.4)	(201.9)

Cash flows from financing activities:
Proceeds from revolving lines of credit	25.0	—	42.0	—
Repayment of revolving lines of credit	(129.5)	—	(129.5)	—
Repayment of other debt, net	(0.2)	(0.1)	(0.6)	(0.8)
Proceeds from issuance of common stock, net	3.8	0.6	10.8	7.9
Payment of contingent consideration	—	—	(3.0)	—
Repurchase of common stock	(65.1)	—	(90.0)	—
Changes in restricted cash	—	—	1.4	0.7
Cash payments to noncontrolling interest	(0.8)	—	(1.3)	(1.1)
Excess tax benefit related to stock option awards	—	—	2.2	—
Net cash (used in) provided by financing activities	(166.8)	0.5	(168.0)	6.7
Effect of exchange rate changes on cash and cash equivalents	(3.1)	(13.3)	(11.2)	(38.3)
Net change in cash and cash equivalents	(63.9)	(9.7)	(52.4)	(119.2)
Cash and cash equivalents at beginning of period	331.0	329.2	319.5	438.7
Cash and cash equivalents at end of period	$267.1	$319.5	$267.1	$319.5

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES* (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share amounts)	2015	2014	2015	2014
Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income, and Non-GAAP EPS
GAAP Operating Income	$70.7	$44.5	$145.7	$105.4
Non-GAAP Adjustments:
Restructuring Costs	8.1	6.8	29.3	36.1
Acquisition-Related Costs	(3.3)	1.0	(4.7)	4.0
Purchased Intangible Amortization	5.3	5.1	20.8	20.2
Other Costs	2.9	6.3	24.1	18.7
Total Non-GAAP Adjustments:	$13.0	$19.2	$69.5	$79.0

Non-GAAP Operating Income	$83.7	$63.7	$215.2	$184.4
Non-GAAP Operating Margin	17.5%	12.5%	13.3%	10.2%

Non-GAAP Interest & Other Income (Expense), net	(3.4)	(0.3)	(17.5)	(10.0)
Non-GAAP Profit Before Tax	80.3	63.4	197.7	174.4

Non-GAAP Income Tax Provision	(15.3)	(12.7)	(43.4)	(43.8)
Non-GAAP Tax Rate	19.1%	20.0%	22.0%	25.1%

Minority Interest	(0.6)	(0.4)	(3.3)	(2.9)

Non-GAAP Net Income Attributable to Bruker	64.4	50.3	151.0	127.7

Weighted Average Shares Outstanding (Diluted)	168.7	169.6	169.1	169.5

Non-GAAP Earnings Per Share	$0.38	$0.30	$0.89	$0.75

Reconciliation of GAAP and Non-GAAP Gross Profit
GAAP Gross Profit	$211.5	$215.8	$708.6	$763.3
Non-GAAP Adjustments:
Restructuring Costs	5.3	2.7	21.2	25.0
Acquisition-Related Costs	1.3	0.2	2.5	1.1
Purchased Intangible Amortization	4.7	4.5	18.7	18.3
Total Non-GAAP Adjustments:	11.3	7.4	42.4	44.4
Non-GAAP Gross Profit	$222.8	$223.2	$751.0	$807.7
Non-GAAP Gross Margin	46.6%	43.9%	46.2%	44.7%

Reconciliation of GAAP and Non-GAAP Interest & Other Income (Expense), net
GAAP Interest & Other Income (Expense), net	$(3.4)	$(1.0)	$(17.7)	$(4.1)
Non-GAAP Adjustments:
Sale of Product Line	—	0.7	0.2	(8.3)
Other	—	—	—	2.4
Non-GAAP Interest & Other Income (Expense), net	$(3.4)	$(0.3)	$(17.5)	$(10.0)

*  Please refer to our press release for a full explanation for the use of non-GAAP measures.